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                                                    Exhibit 13(a)


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to the Registration Statement of The Travelers Timed Growth and Income Stock Account for Variable Annuities (the "Account") on Form N-3 (File No. 33-13052) of our reports dated February 12, 1997, on our audits of the financial statements of the Account, The Travelers Growth and Income Stock Account for Variable Annuities, The Travelers Quality Bond Account for Variable Annuities, The Travelers Money Market Account for Variable Annuities, The Travelers Timed Short-Term Bond Account for Variable Annuities, The Travelers Timed Aggressive Stock Account for Variable Annuities, The Travelers Timed Bond Account for Variable Annuities, and The Travelers Fund U for Variable Annuities, which reports are included in each applicable Annual Report for the year ended December 31, 1996 which are incorporated by reference in this Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm as experts in accounting and auditing under the caption "Independent Accounts" in the Statement of Additional Information.


COOPERS & LYBRAND L.L.P.

Hartford, Connecticut
April 23, 1997